                                                                EX-99.B6(a)(iv)

                              AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT


                          OVERLAND EXPRESS FUNDS, INC.
                               111 Center Street
                          Little Rock, Arkansas  72201




                                                              December 15, 1995


Stephens Inc.
111 Center Street
Little Rock, Arkansas  72201


Dear Sirs:

             This will confirm the agreement between the undersigned (the "Company"), on behalf of each of its portfolios now or hereafter in effect (each, a "Fund"), and you ("Distributor") as follows:

             1. As the Company's agent, Distributor shall be the exclusive distributor for the unsold portion of shares of each Fund that are registered under the Securities Act of 1933 (the "1933 Act").

             2. The Company shall sell through Distributor, as the Company's agent, and deliver, upon the terms set forth herein, Fund shares that Distributor orders from the Company and for which Distributor has received and confirmed unconditional purchase orders. All orders from Distributor shall be subject to acceptance and confirmation by the Company. The Company shall have the right, at its election, to deliver either shares issued upon original issue or treasury shares.

             3. As the Company's agent, Distributor may sell and distribute Fund shares in such manner not inconsistent with the provisions hereof as Distributor may determine from time to time. In that connection Distributor shall comply with all laws, rules and regulations applicable to it, including, without limiting the generality of the foregoing, all applicable rules or regulations under the Investment Company Act of 1940 (the "1940 Act") and of any securities association registered under the Securities Exchange Act of 1934 (the "1934 Act").

             4. The Company reserves the right to sell Fund shares to purchasers to the extent that it or the transfer agent for Fund shares receives purchase applications therefor. Distributor's right to accept purchase orders for Fund shares or to make sales thereof shall not apply to Fund shares that may be offered by the Company to shareholders for the reinvestment of cash distributed to shareholders by the Company or Fund shares that may otherwise be offered by the Company to shareholders, unless Distributor is otherwise notified by the Company.
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             5.  All shares offered for sale and sold by Distributor shall be offered for sale and sold by Distributor to or through securities dealers or banks and other depository institutions having agreements with Distributor ("Selling Agents") upon the terms and conditions set forth in paragraph 7(b) hereof or to investors at the price per share (the "offering price", which is the net asset value per share plus the applicable sales charge, if any) specified and determined as provided in the Prospectus for each Fund (individually, the "Prospectus" and collectively, the "Prospectuses") included in the Company's Registration Statement, as amended from time to time, under the 1933 Act and the 1940 Act (the "Registration Statement"), relating to the offering of its shares for sale. If the offering price is not an exact multiple of one cent, it shall be adjusted to the nearest full cent. The Company shall determine and furnish promptly to Distributor a statement of the offering price at least once on each day on which the Registration Statement states the Company is required to determine the Company's net asset value for the purpose of pricing purchase orders. Each offering price shall become effective at the time and shall remain in effect during the period specified in the statement. Each such statement shall show the basis of its computation. For purposes of establishing the offering price, the Company shall consider a purchase order to have been presented to the Company at the time it was originally entered by Distributor for transmission to it, provided the original purchase order and Distributor's fulfilling order to the Company are appropriately time stamped or evidenced to show the time of original entry and that Distributor's fulfilling order to the Company is received by the Company within a time deemed by it to be reasonable after the purchase order was originally entered. Purchases of shares shall be made for full and fractional shares, carried to the third decimal place.

             6. If certificates for shares are requested by a purchaser, they shall be delivered by the Company, through its transfer agent, as promptly as practicable. Ownership of Fund shares sold hereunder shall be registered in such names and denominations as are specified in writing to the Company or to its agent designated for the purpose.

             7. (a) Distributor shall from time to time employ or associate with it such persons as it believes necessary to assist it in carrying out its obligations under this agreement. The compensation of such persons shall be paid by Distributor.

                    (b) Distributor shall have the right to enter into selling agreements with Selling Agents of its choice for the sale or marketing of Fund shares at the offering price and upon the terms and conditions set forth in the Registration Statement. The initial form of selling agreement is attached hereto as an Exhibit. Distributor may amend those agreements, or modify the form of agreement, only upon approval of the Company.

                    (c) Distributor shall pay all expenses incurred in connection with its qualification as a dealer or broker under federal or state laws.

                    (d) Distributor shall pay all expenses incurred in connection with: (i) printing and distributing such number of copies of the Prospectuses as Distributor deems necessary for use in connection with offering Fund shares to prospective investors, (ii) preparing, printing and distributing any other literature and advertising deemed appropriate by Distributor for use in connection with offering Fund shares for sale and (iii) all other expenses incurred in connection with the sale of Fund shares as contemplated by this agreement, except as otherwise specifically provided in this agreement. In addition, it is understood and agreed that, so long as a plan of distribution of a Fund adopted pursuant to Rule 12b-1 of the 1940 Act (a "Plan") continues in effect, any expenses incurred by Distributor hereunder in connection with such Fund may be paid from amounts received by it from such Fund under the Plan. So long as a Plan continues in effect, Distributor shall be entitled to receive reimbursement from the Company under the Plan for actual expenses incurred in connection with the Fund to the extent such expenses are reimbursable under the Plan. The Treasurer of the Company shall provide to the Board of Directors of the Company





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and the Board of Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

                    (e) The Company shall pay all expenses incurred in connection with (i) the preparation, printing and distribution to stockholders of the Prospectuses and reports and other communications to Fund shareholders;
(ii) registrations of Fund shares under the 1933 Act and the Fund under the 1940 Act; (iii) amendments to the Registration Statement; (iv) qualification of Fund shares for sale in jurisdictions designated by Distributor; (v) qualification of the Company as a dealer or broker under the laws of jurisdictions designed by Distributor; (vi) qualification of the Company as a foreign corporation authorized to do business in any jurisdiction if Distributor determines that such qualification is necessary or desirable for the purpose of facilitating sales of Fund shares; (vii) maintaining facilities for the issue and transfer of Fund shares; (viii) supplying information, prices and other data to be furnished by the Company under this agreement; and (ix) original issue taxes or transfer taxes applicable to the sale or delivery of Fund shares or certificates therefor.

                    (f) The Company shall execute all documents and furnish any information which may be reasonably necessary in connection with the qualification of Fund shares of the Company for sale in a jurisdiction designated by Distributor.

                    (g) The Company shall pay to the Distributor the amount that is payable pursuant to, and in accordance with, the Distribution Plan applicable to a Fund or class of shares of a Fund, or the maximum amount payable under applicable laws, regulations and rules, whichever is less. The actual amount payable with respect to such Fund in any month is to be determined by mutual agreement.

             8. The Company shall furnish to Distributor from time to time, for use in connection with the sale of Fund shares, such written information with respect to the Company as Distributor may reasonably request. In each case such written information shall be signed by an authorized officer of the Company. The Company represents and warrants that such information, when signed by one of its officers, shall be true and correct. The Company shall also furnish to Distributor copies of its reports to its stockholders and such additional information regarding the Company's financial condition as Distributor may reasonably request from time to time.

             9. The Registration Statement and the Prospectuses have been or will be, as the case may be, carefully prepared in conformity with the 1933 Act, the 1940 Act and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"). The Company represents and warrants to Distributor that the Registration Statement and the Prospectus for each Fund contain or will contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained or to be contained therein are or will be true and correct at the time indicated or the effective date, as the case may be, and that neither the Registration Statement nor the Prospectuses, when such Registration Statement or Prospectuses shall become effective under the 1933 Act or be authorized for use, shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. The Company shall from time to time file such amendment or amendments to the Registration Statement and the Prospectuses as, in the light of future developments, shall, in the opinion of the Company's counsel, be necessary in order to have the Registration Statement and the Prospectus for each Fund at all times contain all material facts required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares. If the Company shall not file such amendment or amendments within 15 days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this agreement immediately. The Company shall not file any amendment to the Registration Statement or a Prospectus without giving Distributor reasonable





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notice thereof in advance, provided that nothing in this agreement shall in any way limit the Company's right to file at any time such amendments to the Registration Statement or a Prospectus as the Company may deem advisable. The Company represents and warrants to Distributor that any amendment to the Registration Statement or a Prospectus filed hereafter by the Company will, when it becomes effective under the 1933 Act, contain all statements required to be stated therein in accordance with the 1933 Act, the 1940 Act and the Rules and Regulations, that all statements of fact contained therein will, when the same shall become effective, be true and correct, and that no such amendment, when it becomes effective, will include an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Fund shares.

             10. Subject to the provisions of paragraph 7, the Company shall prepare and furnish to Distributor from time to time such number of copies of the most recent form of the Prospectus for each Fund filed with the SEC as Distributor may reasonably request. The Company authorizes Distributor and Selling Agents to use each Prospectus, in the form furnished to Distributor from time to time, in connection with the sale of Fund shares. The Company shall indemnify, defend and hold harmless Distributor, its officers and partners and any person who controls Distributor within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Distributor, its officers or partners or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading. Notwithstanding the foregoing, this indemnity agreement, to the extent that it might require indemnity of any person who is an officer or partner of Distributor and who is also a director of the Company, shall not inure to the benefit of such officer or partner unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act or the 1940 Act, and in no event shall anything contained herein be so construed as to protect Distributor against any liability to the Company or its stockholders to which Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this agreement. This indemnity agreement is expressly conditioned upon the Company's being notified of any action brought against Distributor, its officers or partners or any such controlling person, which notification shall be given by letter or by telegram addressed to the Company at its principal office in Little Rock, Arkansas, and sent to the Company by the person against whom such action is brought within 10 days after the summons or other first legal process shall have been served. The failure to notify the Company of any such action shall not relieve the Company from any liability which it may have to the person against whom such action is brought by reason of any such alleged untrue statement or omission otherwise than on account of the indemnity agreement contained in this paragraph. The Company shall be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, the defense shall be conducted by counsel chosen by the Company and approved by Distributor. If the Company elects to assume the defense of any such suit and retain counsel approved by Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in case the Company does not elect to assume the defense of any such suit, or in case Distributor does not approve of counsel chosen by the Company, the Company will reimburse Distributor, its officers and partners or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by Distributor or them. In addition, Distributor shall have the right to employ one separate counsel to represent it, its officers and partners and any such controlling person who may be subject to liability arising out of any claim in respect of which indemnity may be sought by Distributor against the Company hereunder if in the reasonable





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judgment of Distributor it is advisable because of actual or potential differing interests between Distributor, its officers and partners or such controlling person and the Company in the conduct of the defense of such action, for Distributor, its officers and partners or such controlling person to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the Company. This indemnity agreement and the Company's representations and warranties in this agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Distributor, its officers and partners or any such controlling person and shall survive the delivery of any shares as provided in this agreement. This indemnity agreement shall inure exclusively to the benefit of Distributor and its successors, Distributor's officers and partners and their respective estates and any such controlling persons and their successors and estates. The Company shall promptly notify Distributor of the commencement of any litigation or proceedings against it in connection with the issue and sale of any Fund shares.

             11. Distributor agrees to indemnify, defend and hold harmless the Company, its officers and directors and any person who controls the Company within the meaning of the 1933 Act, from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Company, its officers or directors or any such controlling person, may incur under the 1933 Act, the 1940 Act, the common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or directors or such controlling person resulting from such claims or demands shall arise out of or be based upon (a) any alleged untrue statement of a material fact contained in information furnished in writing by Distributor to the Company specifically for use in the Registration Statement or each Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or the Prospectuses or necessary to make such information not misleading and (b) any alleged act or omission on Distributor's part as the Company's agent that has not been expressly authorized by the Company in writing. This indemnity agreement is expressly conditioned upon Distributor's being notified of any action brought against the Company, its officers and directors or any such controlling person, which notification shall be given by letter or telegram, addressed to Distributor at its principal office in Little Rock, Arkansas, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify Distributor of any such action shall not relieve Distributor from any liability which it may have to the Company, its officers or directors or such controlling person by reason of any such alleged misstatement or omission on Distributor's part otherwise than on account of the indemnity agreement contained in this paragraph. Distributor shall have a right to control the defense of such action with counsel of its own choosing and approved by the Company if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers and directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action at their own expense.

             12. No Fund shares shall be sold through Distributor or by the Company under this agreement and no orders for the purchase of Fund shares shall be confirmed or accepted by the Company if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act. Nothing contained in this paragraph 12 shall in any way restrict, limit or have any application to or bearing upon the Company's obligation to redeem Fund shares from any shareholder in accordance with the provisions of its Articles of Incorporation. The Company will use its best efforts at all times to have Fund shares effectively registered under the 1933 Act.

             13.    The Company agrees to advise Distributor immediately:





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                    (a)    of any request by the SEC for amendments to the
Registration Statement or a Prospectus or for additional information;

                    (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or a Prospectus under the 1933 Act or the initiation of any proceedings for that purpose;

                    (c) of the happening of any material event that makes untrue any statement made in the Registration Statement or a Prospectus or that requires the making of a change in either thereof in order to make the statements therein not misleading; and

                    (d) of any action of the SEC with respect to any amendments to the Registration Statement or a Prospectus that may from time to time be filed with the SEC under the 1933 Act or the 1940 Act.

             14. Insofar as they concern the Company, the Company shall comply with all applicable laws, rules and regulations, including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to the 1933 Act, the 1940 Act or by any securities association registered under the 1934 Act.

             15. Distributor may, if it desires and at its own cost and expense, appoint or employ agents to assist it in carrying out its obligations under this agreement, but no such appointment or employment shall relieve Distributor of any of its responsibilities or obligations to the Company under this agreement.

             16. Subject to the provisions of paragraph 9, this agreement shall continue in effect until such time as there shall remain no unsold balance of Fund shares registered under the 1933 Act, provided that this agreement shall continue in effect for a period of more than one year from the date hereof only so long as such continuance is specifically approved at least annually in accordance with the 1940 Act and the rules thereunder. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This agreement may, in any event, be terminated at any time, without the payment of any penalty, by the Company upon 60 days' written notice to Distributor or by Distributor at any time after the second anniversary of the effective date of this agreement on 60 days' written notice to the Company.

             17. This agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.





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             If the foregoing correctly sets forth the agreement between the
Company and Distributor, please so indicate by signing and returning to the Company the enclosed copy hereof.



                                        Very truly yours,

                                        OVERLAND EXPRESS FUNDS, INC.



                                        By:  /s/ Richard H. Blank, Jr.
                                             ------------------------

                                        Name:  Richard H. Blank, Jr.
                                               ---------------------

                                        Title:  Chief Operating Officer
                                                -----------------------


ACCEPTED as of the date
set forth above:

STEPHENS INC.



By:  /s/ Richard H. Blank, Jr.
     ------------------------

Name:  Richard H. Blank, Jr.
       ---------------------

Title:  Vice President
        --------------




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